UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2010

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LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)
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Delaware	000-32551	23-3067904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matter to a Vote of Security Holders.

On November 25, 2010, Legend International Holdings, Inc (the “Company”) held its annual meeting of the shareholders at the Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia.

 Joseph Isaac Gutnick, David Stuart Tyrwhitt, Allan Trench, Henry Herzog and U.S. Awasthi were elected to the Board of Directors for one-year terms expiring at the 2011 annual meeting of shareholders. The shareholders also ratified the Board of Directors’ appointment of PKF, LLP as the Company’s independent registered public accounting firm for 2010. The final voting results on these matters were as follows:

1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes

Joseph Isaac Gutnick	128,473,416	23,369,173	36,719,606

David Stuart Tyrwhitt	128,501,569	23,341,020	36,719,606

Allan Trench	151,727,359	115,230	36,719,606

Henry Herzog	151,724,980	117,609	36,719,606

U.S. Awasthi	128,475,569	23,367,020	36,719,606

2.  Ratification of appointment of PKF LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstained

188,452,335	87,130	22,730

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
Chief Executive Officer	New York Office
Legend International Holdings, Inc.	Legend International Holdings, Inc.
Tel: +011 613 8532 2866	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: legendinfo@axisc.com.au

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	November 29, 2010

LEGEND INTERNATIONAL HOLDINGS, INC.

		By:	/s/ Peter Lee
Peter Lee
Secretary